United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,

Xi’an, Shaanxi province, PRC 710065

(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2016 (June 29, 2016 Beijing Time), China Green Agriculture, Inc. (the “Company”) held its annual shareholders meeting for the fiscal year ended June 30, 2015 (the “Meeting”). At the Meeting, the following proposal was submitted to a vote of the stockholders of the Company: the election of five persons to the Board of Directors of the Company (the “Proposal”). Holders of 16,216,503 shares of common stock were present by proxy at the Meeting, or 43.9% of 36,978,605 shares, the total outstanding shares, representing a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to the Proposal, Tao Li, Ale Fan, Yiru Shi, Lianfu Liu and Jianlei Shen were elected to serve as directors until the next annual shareholders meeting or until their successors are duly elected or appointed. No broker Non-votes are counted. The voting results of the Proposal were as follows:

Director Nominee	For	Withhold
Tao Li	14,894,500	1,322,003
Ale Fan	14,890,083	1,326,420
Yiru Shi	14,824,978	1,391,525
Lianfu Liu	14,825,683	1,390,820
Jianlei Shen	14,833,623	1,382,880

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer